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                                                               EXHIBIT 23.02


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the use of our report dated January 13, 1997 (except for the matter discussed in Note 9 as to which the date is July 7, 1997) with respect to the audited financial statements of MediQual Systems, Inc., and to all references to our Firm, included in or made part of this Registration Statement.


                                                    /s/ ARTHUR ANDERSEN LLP
                                                        ARTHUR ANDERSEN LLP



Boston, Massachusetts,

January 8, 1998